UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 13, 2006

Date of Report (Date of earliest event reported)

New Jersey Mining Company

(Exact name of registrant as specified in its charter)

Idaho	000-28837	82-0490295
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

89 Appleberg Road
Kellogg, Idaho	83837
(Address of principal executive offices)	(Zip Code)

(208) 783-3331

Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02           UNREGISTERED SALES OF EQUITY SECURITIES

On April 13, 2005, the Company completed a non-brokered private placement of stock by selling 4,400,000 Units at a price of $0.30 per Unit, which resulted in net proceeds of $1,320,000. No commissions were paid. Each Unit consists of one share of common stock plus one warrant. Each warrant is exercisable at a price of $0.50 until March 1, 2008.

The common stock and stock underlying the warrant are restricted from resale by Rule 144. The Offering was strictly limited to persons who met certain minimum financial requirements - accredited investors. The offering was made in reliance on exemptions from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended.

A press release announcing the completion of the private placement is attached as an exhibit below.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1 Press Release date April 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Jersey Mining Company

Date: April 13, 2006
By:	/s/ Fred W. Brackebusch

FRED W. BRACKEBUSCH
President, Chief Executive Officer
and Chief Financial Officer